UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2019

Phibro Animal Health Corporation

(Exact name of registrant as specified in its charter)

Delaware	01-36410	13-1840497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre East, 3rd Floor 300 Frank W. Burr Boulevard, Suite 21 Teaneck, New Jersey	07666-6712
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 329-7300

Not Applicable

(Former name or former address, if changed since last report)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PAHC	NASDAQ Stock Market

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

On August 1, 2019 (the “Closing Date”), Phibro Animal Health Corporation, a Delaware corporation (“Phibro”), entered into an Asset Purchase Agreement (the “Agreement”) among Phibro, Osprey Biotechnics, Inc., a Florida corporation (“Seller”), Lauren Danielson (“Danielson”) and Vincent Scuilla (“Scuilla” and, together with Danielson and Seller, the “Selling Parties”).

Seller develops, manufactures and markets microbial products and bioproducts for a variety of applications serving animal health and nutrition, environmental, industrial and agricultural customers (the “Osprey Business”). Seller also produces key components for Phibro’s recently launched Provia Prime™ direct fed microbial product for poultry.

Pursuant to the terms of the Agreement, Phibro acquired from the Selling Parties all of the assets and business operations relating to the Osprey Business, including all intellectual property, working capital and property, plant and equipment, for an aggregate purchase price of Fifty Five Million Dollars ($55,000,000), subject to working capital and certain other price adjustments (the “Purchase Price”). In addition to the Purchase Price, the Agreement provides that Phibro shall pay to Seller an earn-out payment in an amount equal to the earnings before interest, taxes, depreciation and amortization of the Osprey Business for the twelve month period ending on June 30, 2021, multiplied by one hundred ten percent (110%); provided, however, that the earn-out payment shall be no less than Four Million Eight Hundred Forty Thousand Dollars ($4,840,000), subject to withholding for indemnification claims.

The Purchase Price was paid in cash at the Closing Date. Phibro funded the acquisition through its existing credit facilities.

The Agreement contains customary representations, warranties and covenants by Phibro and the Selling Parties and customary indemnification provisions.

This description of the Agreement is a summary only and is qualified in its entirety by the full and complete terms of the Agreement.  Phibro expects to file the Agreement as an exhibit to its quarterly report on Form 10-Q for the period ending September 30, 2019.

Item 7.01. Regulation FD Disclosure.

On August 1, 2019, the Company issued a press release announcing the acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this press release is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 1, 2019	PHIBRO ANIMAL HEALTH CORPORATION

	By:	/s/ Thomas G. Dagger
	Name: Title:	Thomas G. Dagger Senior Vice President, General Counsel and Corporate Secretary